Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of Trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

400 South Hope Street, Suite 400
Los Angeles, California 90071
(Address of principal executive offices, including zip code)

Legal Department
The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street
Los Angeles, California 90071
 (213) 630-6476
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Indiana Michigan Power Company
(Exact name of obligor as specified in its charter)
Indiana	35-0410455
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

1 Riverside Plaza
Columbus, Ohio 43215
 (Address of principal executive offices, including zip code)
______________________

Unsecured Notes
(Title of the indenture securities)

ITEM 1.                 GENERAL INFORMATION.

             Furnish the following information as to the trustee:

                                          (a)  Name and address of each examining or supervising authority to which it is subject.

                                Comptroller of the Currency
                                United States Department of the Treasury
                                Washington, DC 20219

                               Federal Deposit Insurance Corporation
                               Washington, DC 20429

                               Federal Reserve Bank
                               San Francisco, CA 94105

                                (b) Whether it is authorized to exercise corporate trust powers.

                                Yes.

ITEM 2.                 AFFILIATIONS WITH THE OBLIGOR.

              If the obligor is an affiliate of the trustee, describe each affiliation:

             None.

ITEM 16.  LIST OF EXHIBITS.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
5.	Not applicable.
6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
8.	Not applicable.
9.	Not applicable.

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 21st day of November, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2012, published in accordance with Federal regulatory authority instructions.

	Dollar
	Amounts in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin		752
Interest-bearing balances		384
Securities:
Held-to-maturity securities		0
Available-for-sale securities		664,282
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		66,500
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income		0
LESS: Allowance for loan and
lease losses		0
Loans and leases, net of unearned
income and allowance		0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		6,314
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other Intangible Assets		166,282
Other assets		127,866
Total assets		$1,888,693

LIABILITIES

Deposits:
In domestic offices	535
Noninterest-bearing	535
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	230,606
Total liabilities	231,141
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	530,026
Accumulated other comprehensive income	5,006
Other equity capital components	0
Not available
Total bank equity capital	1,657,552
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,657,552
Total liabilities, minority interest, and equity capital	$1,888,693

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz                      )           CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President                      )
Frank P. Sulzberger, MD                       )           Directors (Trustees)
William D. Lindelof, MD                        )